UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2014
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2014, Progress Software Corporation issued a press release announcing its preliminary financial results for the fiscal first quarter ended February 28, 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Non-GAAP Financial Measures – We disclosed non-GAAP financial measures in the press release. We provide non-GAAP financial measures to enhance the overall understanding of our current financial performance and prospects for the future as well as to enable investors to evaluate our performance in the same way that management does. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine compensation. These non-GAAP financial measures are also utilized by analysts to calculate consensus estimates. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated March 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 6, 2014	Progress Software Corporation

		By:	/s/ STEPHEN H. FABERMAN
Stephen H. Faberman
Senior Vice President, General Counsel